UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 30, 2003

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 9. Regulation FD Disclosure

On July 30, 2003, F. Scott Bauer, Chief Executive Officer and Chairman of Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP for the trust preferred securities) will host a conference call regarding the announcement of the execution of a definitive agreement in which Southern Community will acquire The Community Bank, Pilot Mountain, North Carolina in a fixed exchange of cash and stock. The conference call is open to investors, analysts and other interested parties and will begin at 2:00 p.m. EST. All interested parties are welcome to access the conference call by dialing 1-800-223-9488, reference pass code SCBT730. Participants are asked to call in a few minutes prior to the call in order to register for the event. Southern Community has prepared an investor presentation to accompany the audio call. During and after the call, the presentation can be accessed on Southern Community’s website at http://www.smallenoughtocare.com under “Presentations.” A replay of the call will be available until August 7, 2003 by calling 1-800-839-4197.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

Exhibit 99: Investor Presentation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard Cobb

Richard M. Cobb Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: July 30, 2003